UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 3, 2008
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-13417 (Commission File Number)	13-3950486 (IRS Employer Identification No.)
200 Metroplex Drive, Suite 100, Edison, New Jersey 08817
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (732) 548-0101
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 SECURITIES AND TRADING MARKET

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
SIGNATURE
INDEX TO EXHIBITS
Ex-99.1 Press Release, dated July 3, 2008

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING
On July 2, 2008 the Company received notice from the American Stock Exchange (“Amex”) or (“Exchange”) Staff indicating that, after reviewing the Company’s Plan previously submitted to the Exchange on May 8, 2008, the Staff has determined that the Plan does not make a reasonable demonstration of the Company’s ability to comply with the Exchange’s continued listing standards set forth in Sections 1003(a)(i) and (iv) of the Amex Company Guide due to (i) stockholder’s equity of less than $2,000,000 and losses from continuing operations and net losses in two out of its three most recent fiscal years and (ii) the Company had sustained losses which are so substantial in relation to its overall operations or its financial condition had become so impaired that it appeared questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and /or meet obligations as they mature. The notice from the Exchange further provided that the Exchange intends to strike the common stock of Hanover from the Exchange.
The Company intends to appeal the Exchange’s decision within the time frames specified by Section 12 of the Amex Company Guide, and to request a hearing before a Listing Qualifications Panel of the Exchange. There can be no assurance that the Company’s request for continued listing will be granted.

99.1	Press Release, dated July 3, 2008.
[signature on following page]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
Date: July 7, 2008	By:	/s/ Harold F. McElraft
Harold F. McElraft, Chief Financial
Officer and Treasurer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION

Exhibit 99.1	Press Release, dated July 3, 2008.